Exhibit 1.A(10)(a)(ii)

[Logo of Security Life appears here]   Security Life of Denver Insurance Company
                                                                   1290 Broadway
                                                           Denver, CO 80203-5699

                  BINDING LIMITED LIFE INSURANCE COVERAGE FORM

For premium(s) received in connection with the Application(s) listed below,
Security Life provides a limited amount of life insurance coverage for a short time while it decides whether to issue and deliver the policy or certificate applied for (the "policy"). This coverage is subject to the terms and conditions set out below.
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
                                                                                           (For second to die coverage, use two
Application # ____________   Proposed Insured ________________________________________     applications and show both application
Application # ____________   Proposed Insured ________________________________________     numbers and name both insureds.)

 I.  REPRESENTATIONS -- Applicable to each Proposed Insured named above

1.  Has the Proposed Insured(s):                                                                                          Yes   No
    a. had unintentional weight loss, or any symptoms of a disease or an impairment for which the Proposed Insured(s)
       has not consulted a physician?                                                                                     [  ]  [  ]
    b. ever had, or now have, any type of heart disease, stroke, or other vascular disease?                               [  ]  [  ]
    c. ever had, or now have, any type of cancer, leukemia, malignant tumor, or disorder of the immune system?            [  ]  [  ]
    d. attained age 70?                                                                                                   [  ]  [  ]
2.  For each Proposed Insured, is the initial amount of life insurance applied for on all applications pending with
    Security Life plus the current amount of all existing life insurance with Security Life and Midwestern United Life
    Insurance Company more than $3,000,000?                                                                               [  ]  [  ]
3.  For each Proposed Insured, does existing life insurance with all insurers plus amount applied for in pending application(s) with all insurers exceed
    $10,000,000?                                                                                                          [  ]  [  ]
    (For #2 and #3 amount of insurance calculations, include all policies, term riders, and accidental death coverage and second to die coverage for each Proposed Insured.)

If any of the above questions are answered YES or LEFT BLANK, the agent is not authorized to accept a premium, and there will be NO COVERAGE. Premium is either cash, check or authorized withdrawal. Make all checks payable to Security Life, not the agent.

II.  TERMS AND CONDITIONS

AMOUNT OF COVERAGE
If the Proposed Insured(s) dies while this coverage is in effect, Security Life will pay to the beneficiary named in the Application the lesser of: (a) the amount of death benefit, if any, which would be payable under the policy and any riders if issued as applied for under the Application; or (b) $3,000,000. This coverage is subject to any limits or exclusions which would be part of the issued coverage. If for any reason Security Life is liable for any coverage as a result of any other pending applications or Binding Limited Insurance Coverage on the lives of Proposed Insured(s), Security Life's total liability shall not exceed $3,000,000; and the $3,000,000 will be prorated among the respective coverages. There is no premium waiver coverage, or coverage for the death of any person other than the Proposed Insured(s). No death benefit is payable for a second to die or last survivorship policy unless both Proposed Insureds die while this coverage is in effect.

GENERAL
Premium(s) will be returned if no policy is delivered and no benefit is paid under this coverage. If a policy is delivered, premium(s) will be applied to the first policy premium.
All the above representations are true and complete to the best of my knowledge and belief. I agree that they are to be relied on for this coverage.
No agent can waive or modify this coverage in any way.


Agreed to on _____________________________________________, 199__

Signature of Proposed Insured(s) ________________________________

_________________________________________________________________
(If below age 15, signature of parent or guardian required)

Agent/Witness ___________________________________________________



DATE COVERAGE BEGINS
Coverage under this Agreement starts when: Part I of the Application is completed; a premium has been accepted; and this form has been completed and signed.

DATE COVERAGE ENDS
This coverage will end automatically on the EARLIEST of the date:
o   Premium(s) are returned.
o Five days after a notice of termination is mailed to the owner's address on the application.
o   Coverage starts under any policy resulting from the Application.
o   A policy resulting from the Application is refused.
o   90 days after the date this form is signed.
Security Life may send a notice or return premium terminating this coverage any time before delivery of the policy.

NO COVERAGE
There is no insurance coverage if:
o There is a material misrepresentation in the answers to the questions above or any question or statement in the Application.
o   A Proposed Insured dies by suicide or intentional self-inflicted injury.
o   The premium check or authorized withdrawal is not honored.



Signed at _______________________________________________________

Applicant-Owner _________________________________________________
(If not signing as Proposed Insured)

_________________________________________________________________
If a firm or corporation is owner, print company name and have corporate officer sign.




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